UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2008
ZAREBA SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-1388 (Commission File Number)	41-0832194 (IRS Employer Identification No.)
13705 26th Ave. N., Suite 102
Minneapolis, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)
(763) 551-1125
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Items 5.02(b) and (e)
On June 27, 2008, W. John Frederick resigned as the Executive Vice President, Sales and Business Development, of Zareba Systems, Inc. (the “Company”). In connection with this resignation, the Company and Mr. Frederick entered into a Resignation Agreement and Release (the “Resignation Agreement”). Pursuant to the Resignation Agreement, the Company has agreed to pay to Mr. Frederick (i) his base salary in effect on June 27, 2008 over the course of four months in eight installments, (ii) the costs of COBRA premiums for all existing health/medical/dental plans in which Mr. Frederick was a participant on June 27, 2008 for a period of four months, and (iii) his accrued but unused vacation as of June 27, 2008. Mr. Frederick has agreed not to compete with the Company or solicit the Company’s employees for a period of six months. The Resignation Agreement also includes a release by Mr. Frederick of any claims that he may have against the Company, including those arising under human rights statutes. Mr. Frederick is entitled by law to rescind the waiver of statutory rights in the Resignation Agreement at any time within 15 days of June 27, 2008.
Item 8.01 Other Items.
On July 1, 2008, the Company issued a press release announcing that it will discontinue sales of its Rutland Professional Gate Opening Systems products and the resignation of Mr. Frederick. The full text of this press release is set forth in Exhibit 99.1 attached hereto and incorporated in this Report as if fully set forth herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
     99.1      Press Release dated July 1, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 2, 2008

ZAREBA SYSTEMS, INC.
By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen, Vice President and
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
EXHIBIT INDEX
to
FORM 8-K
ZAREBA SYSTEMS, INC.

Date of Report:	Commission File No.:
June 27, 2008	0-1388

Exhibit No.	Item

99.1	Press Release dated July 1, 2008.